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                                                                   EXHIBIT 10.12


                        ------------------------------

                         Technical Services Agreement

                        ------------------------------



                                by and between

              Sohu ITC Information Technology (Beijing) Co. Ltd.

                                      and

                           Legend (Beijing) Limited



                       Dated as of 26/th/ January, 2000
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THIS TECHNICAL SERVICES AGREEMENT ("Agreement") is dated as of 26/th/ day of
January 2000 in Beijing, People's Republic of China ("PRC")

BY AND BETWEEN

Sohu ITC Information Technology (Beijing) Co. Ltd., with its registered address at Suite 519, Tower 2, Bright China Chang An Building, 7 Jianguomennei Avenue, Beijing 100005, PRC ("Party A")

AND

Legend (Beijing) Limited, with its registered address at No.10, Ke Xue Yuan Nanlu, Zhong Guan Cun, Haidian District, Beijing 100080, PRC ("Party B")

(Individually a "Party" and collectively the "Parties").


1.   DEFINITIONS
     -----------

     Unless otherwise stipulated, the following terms mentioned in this Agreement shall have the meanings set forth below:

     "Force Majeure"                  Those events that are unforeseen, or, if
                                      foreseen, reasonably unavoidable, and that arise due to the special nature of network technology and network media, effecting adversely the normal operation of networks. Force majeure includes the result of attacks by hackers, of technical adjustments made by the relevant telecommunications departments, the temporary shutting down of networks due to government control (with written verification issued by the relevant authority), in addition to natural and human-caused disasters.

     "Impression"                     The technical effect that results from a
                                      user viewing an information banner posted on a web site.

     "Information Banner"             A message banner or similar type of
                                      placard which is designed and displayed on
                                      Sohu's web site in accordance with
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                                      this Agreement, and which is linked to
                                      Party B's designated web address and
                                      contains information relating to Party B or its affiliates.

     "Number of Impressions"          A figure describing the number of views,
                                      within a given period of time, of Party
                                      B's Information Banners, as provided by
                                      the advertisement tracking statistics
                                      report system of Party A, which system
                                      uses software designed by an independent third party.

     "Party B's Web Address"          The IP address or internal network address
                                      owned by Party B or its affiliates to
                                      which a given Information Banner is
                                      linked.

     "RMB"                            Renminbi, the official currency of the
                                      PRC.

     "Sohu Web Site"                  A Chinese language web site that operates
                                      with the approval of the post and
                                      telecommunications administrative
                                      department of China under the domain name
                                      "www.sohu.com".

     "USD" United States Dollar, the official currency of the United States of America.


2.   SCOPE OF SERVICES
     -----------------

     2.1 Party A shall provide to Party B technical services relating to its promotional activities on the Sohu Web Site in the following areas:

          (a)  Information Banners;
          (b)  Sponsorship of channels;
          (c)  Directories; and
          (d)  E-commerce platform.
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     2.2  The technical services provided by Party A to Party B shall include but not be limited to the design, animation, production and posting of Information Banners for display on the Sohu Web Site, as well as the establishment of links between those Information Banners and Party B's Web Address, all of which shall be recorded in a form such as that provided in the Appendix hereto.

     2.3 Party A shall post Party B's Information Banners on the appropriate pages of the Sohu Web Site, in accordance with Party B's requirements and the terms set out in this Agreement.

     2.4 In providing the services described in Article 2.2 above, Party A shall, on Party B's request and in accordance with this Agreement, design and produce the necessary software, install and maintain such software and provide Party B with related technical consulting.

     2.5 Party A must obtain Party B's written acceptance of the design for any Information Banner produced by Party A before posting it on Sohu's Web Site. Should Party B provide its own design for an Information Banner, Party A's written acceptance of such must be obtained before the Information Banner in question may be posted on Sohu's Web Site.

     2.6 The Parties shall negotiate and determine separately details such as the position of an Information Banner and the minimum Number of Impressions, all of which shall be recorded in a form such as that provided in the Appendix hereto.

     2.7 If, due to operational requirements, Party A needs to amend the home page, catalogue pages or channels on the Sohu Web Site, and such amendment will result in changes to the Number of Impressions, or the position and size of an Information Banner, then it shall notify Party B in writing of its intended amendments fifteen (15) days in advance, specifying the revised Number of Impressions, position and size of the Information Banner. Party B shall, within ten (10) days of receiving the aforementioned notice, confirm its understanding of such in writing to Party A. If Party B fails to reply to Party A's notice within the stipulated period, it shall be deemed to have accepted the changes.

     2.8 In addition to the services described in Article 2.2 above, Party A may, upon Party B's request, assist Party B to collect information about network users or to conduct market surveys, including collecting information on potential customers and carrying out
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          online surveys. The fees for such assistance shall be determined separately by the Parties.


3.   TERM OF SERVICE
     ---------------

     The term of this Agreement shall be thirty-six (36) months: 1 January 2000 to 31 December 2002. Any negotiations to extend this Agreement shall be completed sixty (60) days before its expiry.


4.   FEES
     ----

     4.1 As consideration for the services described in Article 2.2 above, Party B shall pay to Party A total service fees in RMB of an amount equivalent to USD [*] as set forth in the payment schedule below and at the median rate of exchange set by the People's Bank of China on the day of payment. These service fees are to be paid into a RMB account designated by Party A.

                                                           Amount
                                                           ------
                       Year                                (USD)
                       ----                                -----
          (1 January 2000 - 31 December 2000)               [*]
          (1 January 2001 - 31 December 2001)               [*]
          (1 January 2002 - 31 December 2002)               [*]

          Each of the amounts of USD [*] shall be referred to in this Agreement as the Annual Service Fee. Notwithstanding any other provision herein to the contrary, Party B shall have the right to assign any or all of the services it receives hereunder to any of its operating companies or affiliates (each, an "Assigned Company" and collectively, the "Assigned Companies"). Party B shall notify Party A in writing at least twenty (20) days in advance of each such assignment. Party A and the Assigned Company shall, prior to the expiration of the twenty-day period, enter into a contract that specifies the services to be rendered by Party A and the services fees to be paid by the Assigned Company. Such services fees shall be paid by the Assigned Company into a RMB account designated by Party A within thirty (30) days after the date of such contract, and the Annual Service Fee payable by Party B to Party A shall be reduced by the aggregate amount of all services fees (the



* REDACTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.
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          "Assigned Company Fees") due to Party A from the Assigned Companies pursuant to contracts contemplated in this Article 4.1.

     4.2  Party B shall, during the term of this Agreement, pay to Party A on
          each December 31st the relevant   [ * ]   paid by the Assigned
          Companies to Party A during such year. Such Annual Service Fee shall be payable in RMB equivalent of USD by wire transfer to a bank account designated by Party A. Party A shall issue to Party B a receipt within five (5) days after receiving such payment. If, in any year during the term of this Agreement, Party B fails to effect payment of the Annual Service Fee within thirty (30) days after such payment is due as specified herein, a penalty of 0.05 percent (0.05%) simple interest per day will be charged on the overdue amount.

     4.3 Party A shall charge Party B and/or the Assigned Companies fees for the services described under Articles 2.2 and 2.8 that are [*] to Party A's most preferred customers.

     4.4 Party A shall, during each year of the term of this Agreement, provide to Party B and/or the Assigned Companies an amount of services corresponding to the relevant [*] ("Annual Service Quota"). Party B and/or the Assigned Companies may, within the scope of the Annual Service Quota, give instructions to Party A from time to time requesting Party A to provide services described under Articles 2.1 to
          2.7 above.

     4.5 If, during all but the final year of this Agreement, Party B and/or the Assigned Companies cannot or does not exhaust the Annual Service Quota for that year, then the remaining amount may be carried forward to the next year for the use of Party B and/or the Assigned Companies, provided that such amount does not exceed ten percent (10%) of the total Annual Service Quota in question.

     4.6 Party B and/or the Assigned Companies shall use all available amount of each Annual Service Quota within the term of this Agreement. If any amount of Annual Service Quota remains unused upon the expiry of this Agreement, then Party B and the Assigned Companies shall be deemed to have forfeited its right to such, and Party A shall have no obligation to reimburse Party B or the Assigned Companies for the same.


* REDACTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.
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5.   INFORMATION SECURITY AND CONFIDENTIALITY
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     5.1  The ultimate responsibility for the content of all Party B's
          Information Banners shall rest with Party B, which shall also bear all corresponding legal liabilities.

     5.2 If Party A reasonably believes in its sole discretion that the content provided by Party B for an Information Banner violates PRC law or is otherwise inappropriate, then it reserves the right to refuse to provide services for that portion of the content or to request Party B to revise the Information Banner in question.

     5.3 Party A shall not be liable for any disputes, controversies or claims arising from or in connection with any content provided by Party B. Party B warrants that it shall indemnify Party A for all actual and non-speculative losses caused by any such disputes, controversies or claims.

     5.4 Party A shall maintain as confidential all information relating to Party B's business activities with which it is provided by Party B for purposes of producing Information Banners, where such information is not already in the public domain. Similarly, Party B shall be responsible for maintaining as confidential any technical or commercial information relating to the Sohu Web Site that is not in the public domain.

     5.5 Notwithstanding the provisions of Article 5.4 above, neither Party shall be deemed to have breached this Agreement if it releases confidential information pursuant to a written agreement between the Parties, at the request of a government authority or where it is legally obliged to do so.


6.   COPYRIGHT
     ---------

     6.1 Party B owns all rights to the information it provides to Party A and which is displayed on Sohu's Web Site on its behalf, as well as the copyright to the Information Banners.

     6.2 With reference to Articles 5.1 and 5.3 above, Party B warrants that no disputes relating to copyright arising from the contents of its Information Banners shall involve or otherwise implicate Party A, that all corresponding legal liabilities shall be assumed by Party B, and that it shall reimburse Party A for any actual and non-speculative losses suffered by Party A as a direct result of such a
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          copyright dispute.


7.   RIGHTS AND OBLIGATIONS OF PARTY A
     ---------------------------------

     7.1 Party A shall complete the design, production or posting of an Information Banner, as described in Article 2.2 above, within thirty
          (30) days after receiving all the relevant materials, characters, graphics and other necessary information from Party B, and according to a specific schedule for the Information Banner in question to be determined by both Parties through consultation.

     7.2 Party A shall maintain a complementary advertisement tracking report system using software designed by an independent third party, so as to enable Party B to check free of charge the Number of Impressions of its Information Banners on a daily, weekly and monthly basis.

     7.3 Party A shall not be liable for any delays associated with the production and design of any Information Banner due to Party B's failure to pay Party A's service fees or to provide to Party A all necessary materials for the production and design of the Information Banner.

     7.4 Party A agrees to prevent or to withdraw the posting of any content or advertisements, including Information Banner, on the Sohu Web Site, that either contain incorrect information regarding Party B or reflect negatively, in the reasonable judgment of Party B, on the image of Party B.


8.   RIGHTS AND OBLIGATIONS OF PARTY B
     ---------------------------------

     8.1 In accordance with Section 4 above, Party B shall pay to Party A on time and in full the service fees, and shall use its best efforts to exhaust the Annual Service Quota.

     8.2 Notwithstanding Article 9.1 below, Party B shall continue to pay the total service fees then due for services rendered prior to the date of termination pursuant to Article 9.1, if any.

     8.3 Notwithstanding anything to the contrary and in addition to any other right of termination and remedy by Party B of this Agreement, (i) in the event that the Sohu Web Site either does not rank among the top five websites, in terms of Number of Impressions, in the

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          PRC on an average monthly basis at any time during the second and third year of the term of this Agreement, or (ii) in the event that Party A breaches its obligations under Article 7.4 hereof at any time during the term of this Agreement, Party B shall have the right to terminate this Agreement without any further obligations and liabilities, including but not limited to the obligations to pay any unpaid portion of the Annual Service Fees, provided, however, that if Party A rectifies or cures the breach mentioned in clause (ii) above within two (2) days of receipt of notice given by Party B of such breach, Party B shall not have the right to terminate this Agreement. For purposes of this Article 8.3, Party A and Party B agree to use an internationally recognized independent third party mutually agreeable to both parties that utilizes statistical sampling method to conduct the ranking mentioned in clause (i) of this Article 8.3, to provide information as to such ranking.


9.   LIABILITIES FOR BREACH OF THIS AGREEMENT
     ----------------------------------------

     9.1 Subject to Article 8.3 hereof, if at any time during the term of this Agreement either Party breaches any material provisions hereof, then the other Party may request in writing that such breach be rectified. The Party in breach shall rectify such breach accordingly within fifteen (15) days of receipt of such written request.

     9.2 Where the Party in breach is unable to effect rectification within fifteen (15) days of receiving the other Party's written request to do so, then the other Party may terminate this Agreement immediately and request from the Party in breach compensation for all actual and non-speculative losses incurred as a result of that breach.

     9.3 If Party A terminates this Agreement pursuant to Article 9.2 above, Party B shall pay to Party A a penalty amount equivalent to the standard quarterly service fee referred to in Article 4.2 above for the year in question.

     9.4 If Party B terminates this Agreement pursuant to Article 9.2 above, the total amount of any compensation payable by Party A to Party B shall be limited to the total amount of the service fees already paid by Party B to Party A.

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10.  FORCE MAJEURE
     -------------

     10.1 If Party A is unable to perform all or part of this Agreement due to the occurrence of Force Majeure, then Party A shall notify Party B of such in writing. The performance of those provisions of this Agreement that are affected shall be suspended during the term and to the extent of the Force Majeure, including Party B's payment obligations to Party A.

     10.2 If Party B is unable to perform all or part of this Agreement due to the occurrence of Force Majeure, then Party B shall notify Party A of such in writing. The performance of those provisions of this Agreement that are affected shall be suspended during the term and to the extent of the Force Majeure, including Party A's payment obligations to Party B.


11.  NOTICES
     -------

     11.1 Any notices and communications between the Parties shall be made in writing in the English language and delivered by facsimile, e-mail, courier (including express courier service) or registered airmail letter.

     11.2 Unless changed by written notice, all notices and communications shall be sent to the appropriate correspondence addresses set forth below:

          If to Party A:

          Responsible Person:     Victor Koo
          Address:                7 Jianguomennei Avenue
                                  Suite 519, Tower 2
                                  Bright China Chang An Building
                                  Beijing 100005, China
          Department:             Corporate Business Development
          Telephone:              6510-2160
          Facsimile:              6510-2159
          E-mail:                 vkoo@itc.com.cn

          If to Party B:

          Responsible Person:     Michael Loo
          Address:                No. 10, Ke Xue Yuan Nanlu, Zhong
                                  Guan Cun Haidian District, Beijing

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                                  100080, PRC
          Department:             Business Development
          Telephone:              6257-2159
          Facsimile:              6264-9505
          E-mail:                 luohong@legend.com.cn


     11.3 For notices or communications sent by facsimile, the time of receipt shall be deemed to be the exact time displayed in the corresponding transmission record, unless such facsimile is sent after 5:00 PM or on a non-business day in the place of receipt, in which case the date of receipt shall be deemed to be the following business day. For those sent by e-mail, the time of receipt shall be deemed to be as recorded in the e-mail message in question evidencing the receipt of the relevant message. For those sent by courier, the time of receipt shall be deemed to be the date that the receiving party signs for the document; For those sent by registered airmail, the date of receipt shall be deemed to be seven (7) days after the recorded date of dispatch.


12.  DISPUTE RESOLUTION AND GOVERNING LAW
     ------------------------------------

     12.1 The execution, performance and interpretation of this Agreement as well as the settlement of any related disputes shall be governed by the laws of the PRC. If there is no published and publicly available law in the PRC governing a particular matter relating to this Agreement, reference shall be made to common international commercial and/or industrial practice.

     12.2 All disputes arising out of or in connection with this Agreement shall be finally settled in Beijing conducted in the English language under the Rules of Arbitration of the International Chamber of Commerce by a sole arbitrator appointed in accordance with the said Rules.

     12.3 All arbitration proceedings shall be conducted in English and a daily transcript of such proceedings shall be prepared in English.

     12.4 During arbitration, the Parties shall, to the extent possible, continue to perform the parts of this Agreement not under arbitration.

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13.  MISCELLANEOUS
     -------------

     13.1 The headings contained herein are inserted for reference purposes only and shall not affect the meaning interpretation of any part of this Agreement.

     13.2 This Agreement may only be amended by a written instrument signed by the Parties.

     13.3 This Agreement shall be binding on the Parties and their successors and assignees.

     13.4 Failure or delay on the part of either Party to exercise any right, authority or privilege under this Agreement, or under any other agreement relating hereto, shall not be deemed as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

     13.5 A reference to a day herein refers to a calendar day. A reference to a business day herein refers to a day on which commercial banks are open for business in the PRC.

     13.6 This Agreement and the Appendix constitute the entire agreement between the Parties and supersede all prior discussions, negotiations and agreements between them. The Appendix forms an integral part of this Agreement and has the same legal effect as this Agreement. If there is any inconsistency between the provisions of this Agreement and the Appendix, the provisions of this Agreement shall prevail to the extent of the inconsistency.

     13.7 This Agreement is executed in two (2) original versions, in the English language, one (1) original version shall be retained by each Party.

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This Agreement is hereby concluded by both Parties on the date first set forth above:

For and on behalf of:


Party A:    Sohu ITC Information Technology (Beijing) Co. Ltd.

Signature:
Name:       Charles Zhang
Position:   Chairman and CEO

Party B:    Legend (Beijing) Limited

Signature:
Name:
Position: